Exhibit 3.19

Secretary of State Corporations Division 315 West Tower #2 Martin Luther King, Jr. Dr. Atlanta, Georgia 30334-1530	DOCKET NUMBER CONTROL NUMBER DATE INC/AUTH/FILED JURISDICTION PRINT DATE FORM NUMBER	:061520012 :J416301 :11/01/1984 :GEORGIA :06/01/2006 :215

CORPORATION SERVICE COMPANY

POLLYE JANISSE

1201 HAYS ST

TALLAHASSEE FL 32301

CERTIFIED COPY

I, Cathy Cox, the Secretary of State of the State of Georgia, do hereby certify under the seal of my office that the attached documents are true and correct copies of documents filed under the name of

EDMC MARKETING AND ADVERTISING, INC.

A DOMESTIC PROFIT CORPORATION

Said entity was formed in the jurisdiction set forth above and has filed in the Office of Secretary of State on the date set forth above its certificate of limited partnership, articles of incorporation, articles of association, articles of organization or application for certificate of authority to transact business in Georgia.

This certificate is issued pursuant to Title 14 of the Official Code of Georgia Annotated and is prima-facie evidence of the existence or nonexistence of the facts stated herein.

Cathy Cox Secretary of State

Secretary of State Corporations Division 315 West Tower #2 Martin Luther King, Jr. Dr. Atlanta, Georgia 30334-1530	DOCKET NUMBER CONTROL NUMBER EFFECTIVE DAT REFERENCE PRINT DATE FORM NUMBER	: K92030768 : J416301 : 07/19/1999 : 0048 : 07/22/1999 : 611

AXIS RESEARCH, INC.

70 MANSELL COURT

SUITE 100

ROSWELL, GA 30076

CERTIFICATE OF NAME CHANGE AMENDMENT

I, Cathy Cox, the Secretary of State and the Corporations Commissioner of the State of Georgia, do hereby certify under the seal of my office that

EMC MARKETING & ADVERTISING, INC.

A DOMESTIC PROFIT CORPORATION

has filed articles of amendment in the Office of the Secretary of State changing its name to

EDMC MARKETING AND ADVERTISING, INC.

and has paid the required fees as provided by Title 14 of the Official Code of Georgia Annotated. Attached hereto is a true and correct copy of said articles of amendment.

WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on the date set forth above.

Cathy Cox Secretary of State

ARTICLES OF AMENDMENT

OF

EMC MARKETING AND ADVERTISING, INC.

To the Secretary of State

State of Georgia

Pursuant to the provisions of the Georgia Business Corporation Code, the corporation hereinafter named (the “Corporation”) does hereby adopt the following Articles of Amendment.

1.	The name of the Corporation is EMC Marketing and Advertising, Inc.

2.	Article 1 of the Articles of Incorporation of the Corporation is hereby amended so as henceforth to read as follows:

“The name of the Corporation is EDMC Marketing and Advertising, Inc.”

3.	The amendment herein provided for was duly recommended by the Board of Directors of the Corporation to the shareholders of the Corporation on June 17, 1999.

4.	The amendment herein provided for was duly approved by the shareholders of the Corporation on June 17, 1999 in accordance with the provisions of Section 14-2-1003 of the Georgia Business Corporation Code.

Executed on June 17,1999.

EMC MARKETING AND ADVERTISING, INC.

By:
Anthony F Mediate, President

SECRETARY OF STATE JUL 19 1:00 P.M. ‘99

Secretary of State Business Services and Regulation Suite 315, West Tower #2 Martin Luther King Jr. Dr. Atlanta, Georgia 30334-1530	DOCKET NUMBER CONTROL NUMBER EFFECTIVE DATE REFERENCE PRINT DATE FORM NUMBER	: 930130715 : 8416301 : 01/08/1993 : 0045 : 02/18/1993 : 611

CYNTHIA L. WOOLHEATER

ECKERT, SEAMANS, CHERIN & MELLOTT

600 GRANT ST. 42ND FLOOR

PITTSBURGH PA 15219

CERTIFICATE OF NAME CHANGE AMENDMENT

I, MAX CLELAND, Secretary of State and the Corporation Commissioner of the State of Georgia, do hereby certify under the seal of my office that

EMC ADVERTISING, INC.

A DOMESTIC PROFIT CORPORATION

has filed articles of amendment in the office of the Secretary of State changing its name to

EMC MARKETING & ADVERTISING, INC.

and has paid the required fees as provided by Title 14 of the Official Code of Georgia Annotated. Attached hereto is a true and correct copy of said articles of amendment.

WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on the date set forth above.

MAX CLELAND SECRETARY OF STATE

VERLEY J. SPIVEY DEPUTY SECRETARY OF STATE

ARTICLES OF AMENDMENT

OF

EMC ADVERTISING, INC.

To the Secretary of State

State of Georgia

Pursuant to the provisions of the Georgia Business Corporation Code, the corporation hereinafter named (the “corporation”) does hereby adopt the following Articles of Amendment.

1.	The name of the corporation is EMC Advertising, Inc.

2.	Article I of the Articles of Incorporation of the corporation is hereby amended so as henceforth to read as follows:“The name of the corporation is EMC Marketing & Advertising, Inc.”

3.	The amendment herein provided for was duly recommended by the Board of Directors of the corporation to the shareholders of the corporation on January 4, 1993.

4.	The amendment herein provided for was duly approved by the shareholders of the corporation on January 5, 1993 in accordance with the provisions of Section 14-2-1003 of the Georgia Business Corporation Code.

Executed on January 5, 1993

EMC ADVERTISING, INC.

By
Mark C. Coulson, Assistant Secretary

SECRETARY OF STATE”

FEB 17 2:15 PM ‘93

PUBLISHER’S AFFIDAVIT

STATE OF GEORGIA, – County of Fulton.

Before me, the undersigned, a Notary Public, this day personally came CATHY WRIGHT , who, being duly sworn, according to law, says that SHE is the AGENT of the Daily Report Company, publishers of the Fulton County Daily Report, official newspaper published at Atlanta, in said county and State, and that the publication, of which the annexed is a true copy, was published in said paper on the 19th, 26th day(s) of JANUARY , 1993 , and on the      days of             , 19        , as provided by law.

Subscribed and sworn to before me this 28 day of JANUARY, 1993.

Notary Public, DeKalb County, Georgia My Commission expires on 29, 1993

PAGE 14B TUESDAY, JANUARY 26, 1993 FULTON COUNTY DAILY REPORT

PUBLIC NOTICES

Continued from last page

filing in accordance with Georgia Business Corporation Code. The initial registered office of the corporation will be located at 2100 The Equitable Building, 100 Peachtree Street, N.W., Atlanta, Georgia 30303-1902 and its initial registered agent at such address is William D. McCollum.

William D. McCollum
JOHNSON & WARD
2100 The Equitable Building
100 Peachtree Street, N.W.
Atlanta, Georgia 30303-1902
1/10-2c

NOTICE OF INTENT TO INCORPORATE

Notice is given that Articles of Incorporation which will incorporate "Fitzgerald Transportation Services, Inc.", will be delivered to the Secretary of State for filing in accordance with Georgia Business Corporation Code (O.C.G.A. 14-2-201.1). The initial registered office of the corporation will be located at Fifth Floor, Lenox Towers South, 3390 Peachtree Road, Atlanta, Georgia 30326, and its initial registered Agent at such address is Steve E. Mitchell.

MITCHELL & HERBECK, P.C.
Fifth Floor
Lenox Towers South
3390 Peachtree Road
Atlanta, Georgia 30326
1/19-2c

NOTICE OF INTENT TO INCORPORATE

Notice is given that Articles of Incorporation which will incorporate WALCO SERVICES, INC., will be delivered to the Secretary of State for filing in accordance with Georgia Business Corporation Code. The initial registered office of the corporation will be located at 2400 Battle Drive, Atlanta, Fulton County, Georgia and its initial registered agent at such address is Tim Walsh.

SUSAN D. LAMBROS
LAMBROS & LAMBROS, P.C.
34 Peachtree Street
Suite 2600
Atlanta, Georgia 30303
1/19-2c

NOTICE OF INTENT TO INCORPORATE

Notice is given that articles of incorporation which will incorporate INTERCEPT, LLC. will be delivered to the Secretary of State for filing in accordance with the Georgia Business Corporation Code. The initial registered office of the corporation will be located at 1150 Lenox Center, 3355 Lenox Road, Atlanta, Fulton County, Georgia 30326 and its initial registered agent at such address is Stephen J. Drakos.

STEPHEN J. DRAKOS, P.C.
1150 Lenox Center
3355 Lenox Road
Atlanta, Georgia 30326
1/19-2c

NOTICE OF INTENT TO INCORPORATE

Notice is given that articles of incorporation which will incorporate THE BED ORGANIZATION SALES & MARKETING, INC. will be delivered to the Secretary of State for filing in accordance with the Georgia Business Corporation Code. The initial registered office of the corporation will be located at 1401 Peachtree Street, Atlanta, Georgia 30309 and its initial registered agent at such address is W. Clayton Sparrow, Jr.

GLASS, McCULLOUGH, SHERRILL & HARROLD
1409 Peachtree Street, N.E.
Atlanta, Georgia 30309
1/19-2c

NOTICE OF INTENT TO INCORPORATE

Notice is given that articles of incorporation which will incorporate Green Clean, Inc. will be delivered to the Secretary of State for filing in accordance with the Georgia Business Corporation Code (O.C.G.A. Section 14-2-202.1). The initial registered office of the corporation will be located at 175 Worthington Hills Trace, Roswell, GA 30076 and its initial registered agent at such address is Walter C. Clark.
1/26-2c

NOTICE OF INTENT TO INCORPORATE

Notice is given that articles of incorporation which will incorporate WALK HOUSE INTERNATIONAL, INC. will be delivered to the Secretary of State for filing in accordance with the Georgia Business Corporation Code. The initial registered office of the corporation will be located at 55 Park Place, Suite 400, Atlanta, Fulton County, Georgia 30335, and its initial registered agent at such address is John L. Gornall, Jr.

ARNALL GOLDEN & GREGORY
55 Park Place
Atlanta, Georgia 30303-2806
1/19-2c

NOTICE OF INTENT TO INCORPORATE

Notice is given that articles of incorporation which will incorporate BENEFITS TODAY, INC. will be delivered to the Secretary of State for filing in accordance with Georgia Business Corporation Code (O.C.G.A. 14-2-202.1). The initial registered office of the corporation will be located at 3423 Piedmont Road, Suite 330, Atlanta, Georgia 30305 and its initial registered agent at such address is Greg Sotherlane.

STRICKLAND, HOLLOWAY, JR.
4835 High Point Road
Atlanta, GA 30342
1/19-2c

NOTICE OF INTENT TO INCORPORATE

Notice is given that articles of incorporation which will incorporate Tony Sims Services, Inc. will be delivered to the Secretary of State for filing in accordance with the applicable provisions of the Georgia Business Corporation Code. The initial registered office of the corporation will be located at 550 S. Rivergate Lane, Alpharetta, Georgia 30202, and its initial registered agent at such address is M. Troy Gibson.

TURNER, STEPHENS, WINGFIELD & HUMPHRIES
Suite 1700 Riverwood
3350 Cumberland Circle
Atlanta, Georgia 30339
1/26-2c

NOTICE OF INTENT TO INCORPORATE

Notice is given that articles of incorporation which will incorporate GEORGIA PUPPET RESTAURANTS, INC. will be delivered to the Secretary of State for filing in accordance with the Georgia Business Corporation Code (O.C.G.A. Section 14-2-201.1). The initial registered office of the corporation will be located at 1201 Peachtree St., N.E., Atlanta, Georgia 30361 and its initial registered agent at such address is C T Corporation System.
1/26-2c

NOTICE OF INTENT TO INCORPORATE

Notice is given that the articles of incorporation which will incorporate Evergreen Software, Inc. will be delivered to the Secretary of State for filing in accordance with the Georgia Business Corporation Code (O.C.G.A. Section 14-2-201.1). The initial registered office of the corporation will be located at 10585 Ash Hill Drive, Alpharetta, Fulton County, Georgia 30202 and its initial registered agent at such address is Rocky Morris.

CHARLES W. BOYLE
2250 North Druid Hills Road
Suite 125
Atlanta, Georgia 30329
1/26-2c

NOTICE OF INTENT TO INCORPORATE

Notice is given that articles of incorporation which will incorporate INTERACTIVE TELECOMMUNICATIONS, INC. will be delivered to the Secretary of State for filing in accordance with the Georgia Business Corporation Code. The address of the initial registered office of the Corporation shall be 525 Willow Creek Court, Roswell, Fulton County, Georgia 30075 and its initial registered agent at such address is Jack B. Matthews.
1/26-2c

NOTICE OF INTENT TO INCORPORATE

Notice is given that articles of incorporation which will incorporate BEE JOHNSON ENTERPRISES, INC. will be delivered to the Secretary of State for filing in accordance with the Georgia Business Corporation Code. The initial registered office of the corporation will be located at 2121 Campbellton Road, SW, Atlanta, Georgia 30311, and its initial registered agent at such address is William G. Wicker.

HAROLD KARP
Suite 100
1620 Fairwood Circle
Atlanta, Georgia 30329
1/26-2c

NOTICE OF INTENT TO INCORPORATE

Notice is given that articles of incorporation which will incorporate ZIP-TITE PACKAGING CORPORATION will be delivered to the Secretary of State for filing in accordance with the Georgia Business Corporation Code. The initial registered office of the corporation will be located at 3715 Atlanta Industrial Parkway, Suite 100 Atlanta, Georgia 30331 and its initial registered agent at such address is Joe R. Johnson.

WOOD and PEREY
Betty Plunkett
1173 Canton Street
Roswell, Georgia 30075
1/26-2c

NOTICE OF INTENT TO INCORPORATE

Notice is given that articles of incorporation which will incorporate Microwave Enterprises, Inc. will be delivered to the Secretary of State for filing in accordance with the Georgia Business Corporation Code (O.C.G.A. Section 14-2-202.1). The initial registered office of the corporation will be located at 5401 Old National Hwy., Ste. 2301, College Park, GA 30349 and its initial registered agent at such address is Michael Brown.
1/26-2c

NOTICE OF INTENT TO INCORPORATE

Notice is given that articles of incorporation which will incorporate Digital Wizards, Inc. will be delivered to the Secretary of State for filing in accordance with the Georgia Business Corporation Code. The initial registered office of the corporation will be located at 1200 Peachtree Street, N.E. in Fulton County and its initial registered agent at such address is Robert W. Fisher, Esq.

ROBERT W. FISHER, P.C.
Gayle A. Hughes
Suite 1200
The Peachtree
1355 Peachtree Street
Atlanta, Georgia 30309-3238
1/26-2c

NOTICE OF INTENT TO INCORPORATE

Notice is given that articles of incorporation which will incorporate CONCORD OP, INC. will be delivered to the Secretary of State for filing in accordance with the Georgia Business Corporation Code. The initial registered office of the corporation will be located at Suite 100, 6640 Powers Ferry Road, Atlanta, Georgia 30339 and its initial registered agent at such address is Joel R. Pousson.

SMITH & DINGEST
Margaret B. White
402 Newnan Street
Carrollton, Georgia 30117
1/26-2c

NOTICE OF INTENT TO INCORPORATE

Notice is given that articles of incorporation which will incorporate DE MILLE'S, INC. will be delivered to the Secretary of State for filing in accordance with the Georgia Business Corporation Code. The initial registered office of the corporation will be located at 2209 Peachtree Rd., Suite 270, Atlanta, Fulton County, Georgia 30309, and its initial registered agent at such address is Scott C. Withrow.

SCOTT C. WITHROW
WITHROW, McQUADE & OLSEN
3379 Peachtree Road, N.E.
Suite 970
Atlanta, GA 30326
1/26-2c

NOTICE OF INTENT TO INCORPORATE

Notice is given that articles of incorporation which will incorporate STEEL DEVELOPMENT ASSOCIATES, INCORPORATED will be delivered to the Secretary of State for filing in accordance with the Georgia Business Corporation Code (O.C.G.A. Section 14-2-202.1). The initial registered office of the corporation will be located at 1040 Pine Grove Drive, Alpharetta, Fulton County, Georgia 30201 and its initial registered agent at such address is Boyd C. Steed, Jr.
1/26-2c

NOTICE OF INTENT TO INCORPORATE

Notice is given that Articles of Incorporation which will incorporate BIOGAMES, INC. will be delivered to the Secretary of State for filing in accordance with the Georgia Business Corporation Code. The initial registered office of the corporation will be located at Suite 700, 1275 Peachtree Street, N.E., Atlanta, Georgia 30309, and its initial registered agent at such address is G. Donald Johnson.

PARKER, JOHNSON, COOK & DUNLEVIE
G. Donald Johnson
Suite 700
1275 Peachtree Street, N.E.
Atlanta, Georgia 30309
1/26-2c

NOTICE OF INTENT TO INCORPORATE

Notice is given that articles of incorporation which will incorporate Powers Overlook Court, Inc. will be delivered to the Secretary of State for filing in accordance with the Georgia Business Corporation Code (O.C.G.A. Section 14-2-202.1). The initial registered office of the corporation will be located at Bivens, Hoffman & Fowler, 5040 Roswell Rd., Suite 250, Atlanta, Georgia 30342, and its initial registered agent at such address is L. Brown Bivens.

BIVENS, HOFFMAN & FOWLER
L. BROWN BIVENS
5040 Roswell Road, N.E.
Suite 250
Atlanta, GA 30342
1/26-2c

NOTICE OF INTENT TO INCORPORATE

1. The name of the corporation is GET THE LEAD OUT, INC.

2. The number of shares the corporation is authorized to issue is 100.

3. The street address of the initial registered office of the corporation is 1010 Cranberry Trail, City of Roswell, Fulton County, State of Georgia, 30076, and the initial registered agent of the corporation at such address is Jonathan Forrest.

4. The name and address of each incorporator is: Jonathan Forrest, 1010 Cranberry Trail, Roswell, Georgia 30076; John Ostet, 381 Princeton Way, Lawrenceville, Georgia 30244; Mary Pat Radke, 4025 Clipper Bay Road, Duluth, Georgia 30136; William G. Vandec, 250 Williams Street, Suite 4000, Atlanta, GA 30303.

5. The mailing address of the initial principal office of the corporation is 1010 Cranberry Trail, Roswell, Georgia 30076.
1/26-2c

NOTICE OF INTENT TO INCORPORATE

Notice is given that articles of incorporation which will incorporate Helping Hand Home Care, Inc. will be delivered to the Secretary of State for filing in accordance with the Georgia Business Corporation Code (O.C.G.A. Section 14-2-202.1). The initial registered office of the corporation will be located at 2568 Fleetwood Lane, East Point, Georgia 30344 and its initial registered agent at such address is John A. Lolli.
1/26-2c

NOTICE OF INTENT TO INCORPORATE

Notice is given that articles of incorporation which will incorporate GRAYSON DEVEREAUX ENTERPRISES, INC. will be delivered to the Secretary of State for filing in accordance with the Georgia Business Corporation Code (O.C.G.A. Section 14-2-202.1). The initial registered office of the corporation will be located at 475 Barrington Dr. West, Roswell, Georgia 30076, and its initial registered agent at such address is Shirley E. Thomas.
1/26-2c

Articles of Amendment

NOTICE OF INTENT TO CHANGE CORPORATE NAME

Notice is given that articles of amendment which will change the name of One Church, One Child Program, Incorporated to One Church, One Child Program of Georgia, Incorporated will be delivered to the Secretary of State for filing in accordance with the Georgia Nonprofit Corporation code. The registered office of the corporation is located at 5075 [illegible] Road, S.W., Atlanta, Georgia 30331 and the registered agent at such address is Raymond Otis Powell.

BARBARA [illegible]
1/12-4c

NOTICE OF CHANGE OF CORPORATE NAME

Notice is given that Articles of Amendment which will change the name of "EMC Advertising, Inc." to "EMC Marketing & Advertising, Inc.", will be delivered to the Secretary of State for filing in accordance with the Georgia Business Corporation Code. The registered office of the corporation is located at 66 Luckie Street, Atlanta, Georgia 30303.

ECKERT SEAMANS CHERIN & MELLOTT
Cynthia Westhouser
42nd Floor
600 Grant Street
Pittsburgh, PA 15219
1/13-2c

NOTICE OF CHANGE OF CORPORATE NAME

Notice is given that an Article of Amendment which will change the name of Gilliard & Associates, Inc. to Gilliard & Mann, Inc. will be delivered to the Secretary of State for filing in accordance with the Georgia Business Corporation Code. The registered office of the corporation is located at 261 Peachtree Hills Avenue, Suite 221, Atlanta, Georgia 30305.
1/19-2c

NOTICE OF CHANGE OF CORPORATE NAME

Notice is given that Articles of Amendment which will change the name of PMNH, Inc. to Zip Raise, Inc. will be delivered to the Secretary of State of Georgia for filing in accordance with the Georgia Business Corporation Code. The registered office of the Corporation is located at 230 Peachtree Street, N.W., Suite 1900, Atlanta, Georgia 30303.

PETERSON DILLARD YOUNG SELF & ASSELIN
1/19-2c

Intent to Dissolve

NOTICE OF INTENT TO VOLUNTARILY DISSOLVE A CORPORATION

Notice is given that a notice of intent to dissolve ServeCare Nursing Services of South Georgia, Inc., a Georgia corporation with its registered office at CT Corporation System, 1201 Peachtree Street, N.E., Atlanta, Georgia 30361, will be delivered to the Secretary of State for filing in accordance with the Georgia Business Corporation Code.
1/19-2c

NOTICE OF INTENT TO VOLUNTARILY DISSOLVE A CORPORATION

Notice is given that a Notice of Intent to Dissolve SOUTH GEORGIA SERVICE COMPANY, a Georgia Corporation with its registered office located at 1713 Elmwood Drive, Roswell, Georgia, will be delivered to the Secretary of State for filing in accordance with the Georgia Business Corporation Code.
1/19-2c

NOTICE OF INTENT TO VOLUNTARILY DISSOLVE A CORPORATION

Notice is given that a notice of intent to dissolve Pyramid Construction Management, Inc., a Georgia Corporation with its registered office at 504 Fair Street, S.W., Atlanta, Georgia 30313, will be delivered to the Secretary of State for filing in accordance with the Georgia Business Corporation Code.

H.J. RUSSELL & COMPANY
Julie M. Johnson
504 Fair Street, S.W.
Atlanta, Georgia 30313
1/19,26c

Name Change

IN THE SUPERIOR COURT OF FULTON COUNTY STATE OF GEORGIA

NOTICE OF CHANGE OF NAME
SHERRY LAMONTE BROOKS McCORD, Petitioner
CIVIL ACTION FILE NO. E-8464
TO WHOM IT MAY CONCERN:

You are hereby notified that on December 8, 1992, SHERRY LAMONTE BROOKS McCORD filed a Petition in the Superior Court of Fulton County, Georgia, Case No. E-8464, to change her name which if granted will be known as SHERRY LAMONTE BROOKS and that you will make known any objections you may have to the prayer of said Petitioner within 30 days from the above date of filing, in said Court, before the Presiding Judge, in chambers at the Fulton County Courthouse, Atlanta, Georgia.

FRANKEL, HARDWICK, TANENBAUM & FINK, P.C.
BY MARTHA J. [illegible]
Georgia Bar No. 429537
Attorneys for Petitioner
350 East Paces Ferry Road
Suite 400
Atlanta, Georgia 30305
(404) 266-2930
1/12-4c

NOTICE OF CHANGE OF NAME

TO WHOM IT MAY CONCERN:

You are hereby notified that on December 30, 1992 Chad Allen Mabry, filed a petition in the Superior Court of Fulton County, Georgia, Case No. E-9448, to change his name which if granted will be known as CHAD ALLEN BRIGGS and you are to make known any objections you may have to the prayers of said petition within 30 days from above date of filing, in said court, before the Presiding Judge, in Chambers at the Courthouse, Atlanta, Georgia.

CHAD ALAN MABRY
Petitioner
Attorney for Petitioner
Michael Edward Burgin
215 Semola Road
Fairburn, Georgia 30213
1/5-4c

NOTICE OF PETITION TO CHANGE NAME

GEORGIA, FULTON COUNTY
E-9448

Notice is hereby given that BONITA DENISE WORMLEY, filed her petition in the Superior Court of Fulton County, State of Georgia, on the day December 30, 1992, praying for a change in her name, BONITA DENISE WORMLEY to BONITA DENISE WORMLEY-PRICE. Any interested or affected person(s) or entity are to appear therein and file objections to this petition in said Court within

Continued on next page

STATE OF GEORGIA

OFFICE OF SECRETARY OF STATE

I, Max Cleland, Secretary of State of the State of Georgia, do hereby certify that

“EMC ADVERTISING, INC.”

has been duly incorporated under the laws of the State of Georgia on the 1st day of November, 1984, by the filing of articles of incorporation in the office of the Secretary of State and the fees therefor paid, as provided by law, and that attached hereto is a true copy of said articles of incorporation.

IN TESTIMONY WHEREOF, I have hereunto set

my hand and affixed the seal of my office, at the

Capitol, in the City of Atlanta, this 1st day of

November in the year of our Lord One Thousand

Nine Hundred and Eighty Four and of the

Independence of the United States of America the

Two Hundred and Nine.

SECRETARY OF STATE EX OFFICIO CORPORATION COMMISSIONER OF THE STATE OF GEORGIA

ARTICLES OF INCORPORATION

OF

EMC ADVERTISING, INC.

We, the undersigned natural persons of the age of eighteen years or more, acting as incorporators of a corporation under the Georgia Business Corporation Code, do hereby adopt the following Articles of Incorporation for such corporation:

FIRST: The name of the corporation is: EMC ADVERTISING, INC.

SECOND: The corporation is organized pursuant to the provisions of the Georgia Business Corporation Code.

THIRD: The period of its duration is perpetual.

FOURTH: The purpose or purposes for which the corporation is organized are: any and all lawful purposes for which a corporation may be incorporated under the laws of Georgia, including, but not limited to, the ownership and operation of an advertising agency.

FIFTH: The aggregate number of shares which the corporation shall have authority to issue is One Thousand (1,000), of the par value of One Dollar ($1.00) each.

SIXTH: The corporation will not commence business until it has received the sun of Five Hundred Dollars ($500) as consideration for the issuance of shares.

SEVENTH: The address of the initial registered office of the corporation is 2 Peachtree Street, N.W., c/o C T Corporation System, Atlanta, Georgia 30383 and the name of its initial registered agent at such address is C T Corporation System.

EIGHTH: Provisions limiting or denying to shareholders the preemptive right to acquire additional shares of the corporation are: no shareholder shall be entitled as a matter of right to subscribe or receive additional shares of any class of stock of the corporation, whether now or hereafter authorized, or any bonds, debentures or other securities convertible into stock, but such additional shares of stock other securities convertible into stock may be issued or disposed of by the board of directors to such persons and on such terms as in its discretion it shall deem advisable.

NINTH: Provisions not inconsistent with the Georgia Business Corporation Code or with any law limiting in any manner the corporate powers conferred by said code are: N/A.

TENTH: The number of directors constituting the initial board of directors shall be three (3); and the names and addresses of each person who is to serve as a member thereof are:

NAME	ADDRESS
Richard D. Royston	3376 Peachtree Rd., N.E.
Atlanta, GA 30326

Robert B. Knutson	300 Sixth Avenue
Pittsburgh, PA 15219

Ellis J. Mathews	300 Sixth Avenue
Pittsburgh, PA 15219

ELEVENTH: The names and addresses of the incorporators are:

NAME	ADDRESS
Rose M. Ogden	Oliver Bldg., Mellon Sq.
Pittsburgh, PA 15222

Eileen E. Pallotta	Oliver Bldg., Mellon Sq.
Pittsburgh, PA 15222

Mary Jo Galasso	Oliver Bldg., Mellon Sq.
Pittsburgh, PA 15222

TWELFTH: In all elections for directors every shareholder, entitled to vote shall have the right to vote, in person or by proxy, the number of shares of stock owed by him, for as many persons as there are directors to be elected, or to cumulate the vote of said shares, and give one candidate as many votes as the number of directors multiplied by the number of his shares of stock shall equal, or to distribute the votes on the same principle among as many candidates as he may see fit.

In witness whereof, we have hereunto set our hands this 3rd day of October, 1984.

Rose M. Ogden

Eileen E. Pallotta

Mary Jo Galasso

RECEIVED
1984 NO. 2:40

SECRET
CORPORA